SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               THE SECURITIES EXCHANGE ACT OF 1934

                 NEWALLIANCE BANCSHARES, INC.
   (Exact name of registrant as specified in its charter)

DELAWARE                       6712                 (applied for)
(State or other  (Primary Standard Industrial	(I.R.S. employer
jurisdiction of    Classification Code Number)	identification number)
of incorporation
or organization)

                         195 Church Street
                   New Haven, Connecticut 06510
                          (203)787-1111

   (Address, including zip code, and telephone number, including area code, of registrant 's principal executive offices)


If this form relates to the             If this form relates to the
registration of a class of securities   registration of a class of
pursuant to Section 12(b) of the        securities to Section 12(g)
Exchange Act and is effective           of the Exchange Act and is
pursuant to General Instruction         effective pursuant to General
A.(c), please check the following       Instruction A.(d), please
box. [ ]                                check the following  box. [X]

Securities Act registration statement file number to which this form relates: 333-109266

Securities to be registered pursuant to Section 12(b) of the Act:

                             None

Securities to be registered pursuant to Section 12(g) of the Act:


               Common Stock, par value $.01 per share.
                          (Title of class)


Item 1. 	Description of Registrant's Securities to be
                Registered.

For a description of the Registrant's securities, reference is made to "Description of Capital Stock of NewAlliance Bancshares," "Our Policy Regarding Dividends," "Market For The Common Stock," "The Conversion And The Offering" and "The Acquisitions Of Connecticut Bancshares and Alliance" which are included in a prospectus dated February 9, 2004 filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on February 17, 2004, in connection with the registration of such securities under the Securities Act pursuant to a Registration Statement on Form S-1 (File No. 333-109266), as amended from time to time. Such prospectus and amendments subsequently filed pursuant to Rule 424(b), if any, shall be deemed to be incorporated by reference herein. For a description of the provisions of the Registrant's articles of incorporation and bylaws that may render a change in control of the registrant more difficult, reference is made to "Restrictions On Acquisition Of NewAlliance Bancshares and New Haven Savings Bank" in the Registrant's Registration Statement referenced above.


Item 2. 	Exhibits.

1. Registration Statement on Form S-1, as amended (incorporated by reference, File No. 333-109266).

2. Amended and Restated Plan of Conversion (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on
    Form S-1, as amended, File No. 333-109266).

3. Second Amendment and Restated Plan of Conversion (incorporated by reference to Exhibit 2.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-109266).

4. Third Amendment and Restated Plan of Conversion (incorporated by reference to Exhibit 2.3 to the Registrant's Registration
    Statement on Form S-1, as amended, File No. 333-109266).

5. Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on
    Form S-1, as amended, File No. 333-109266).

6. Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-109266).

7. Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-109266).


SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                NEWALLIANCE BANCSHARES, INC.

                                By:  /s/ Merrill B. Blanksteen
                                ----------------------------------------
                                Merrill B. Blanksteen
                                Executive Vice President and
                                Chief Financial Officer

                                Date: February 27, 2004